UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2010 (December 27, 2010)

ISRAEL GROWTH PARTNERS ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51980	20-3233358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4808 Moorland Lane, Suite 109, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 502-8602

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On December 27, 2010, Israel Growth Partners Acquisition Corp. (the “Company”) issued a promissory note in the original principal amount of $35,000 to Moorland Lane Partners, LLC (the “Note”).  The Note bears interest at the rate of 6% per annum and is due and payable on December 27, 2012.  In consideration of the issuance of the Note, the Company issued a warrant to purchase 16,000,000 shares of the Company’s common stock to Moorland Lane Partners, LLC.  The description of the Note and the terms thereof are qualified in their entirety to the full text of the Note, which is filed as an exhibit hereto and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On December 27, 2010, the Company issued a warrant to purchase 16,000,000 shares of common stock, par value $.0001 per share, to Moorland Lane Partners, LLC, at a price of $0.02 per share (the “Warrant”).  The Warrant was issued in a private placement not involving a public offering under the Securities Act of 1933, pursuant to Section 4(2) of the Securities Act of 1933.  The Company has not engaged in general solicitation or advertising with regard to the issuance of the Warrant and has not offered securities to the public in connection with this issuance.  The description of the Warrant and the terms thereof are qualified in their entirety to the full text of the Warrant, which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Promissory Note issued by the Company to Moorland Lane Partners, LLC
10.2	Warrant issued by the Company to Moorland Lane Partners, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2010	ISRAEL GROWTH PARTNERS ACQUISITION CORP.

	By:	/s/ Craig Samuels
Craig Samuels
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1	Promissory Note issued by the Company to Moorland Lane Partners, LLC
10.2	Warrant issued by the Company to Moorland Lane Partners, LLC